EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the prospectus constituting part of this Registration Statement on Form S-8 of The First American Financial Corporation of our report dated February 9, 1999, appearing on page 24 of The First American Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 1998.



/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
Costa Mesa, California
May 14, 1999